Exhibit 10.6.1

                               Amendment Number 1
                                       To
                            Patent License Agreement


Cytodyn, Inc., a Colorado corporation ("CytoDyn") and Allen D. Allen, an individual, ("Allen") agree as of August 23, 2004, as follows:

1. Recital. Cytodyn of New Mexico, Inc., a New Mexico corporation, and Allen are parties to a Patent License Agreement dated July 1, 1994. This Agreement was assigned to CytoDyn pursuant ot an Acquisition Agreement between CytoDyn of New Mexico and CytoDyn (then called RexRay Corporation) dated October 28, 2003.

2. Consent. In accordance with paragraph 6, Assignment, of the Agreement, Allen consents to the assignment of the Agreement to CytoDyn and waives, absolutely, forever, and completely, any failure of CytoDyn of New Mexico to obtain his prior consent to the assignment.

3.   Amendment.  The Agreement is amended by deleting in its entirety  Paragraph
     11(a)(ii), effective as of the original date of the Agreement, and Allen agrees that any breach by CytoDyn of New Mixico or CytoDyn of that paragraph is waived, absolutely, forever, and completely.

4. Notices. The name and address for notice to the Licensee set forth in Paragraph 15 of the Agreement are amended to read:

     CytoDyn, Inc.
     200 West DeVargas Street, Suite 1
     Santa Fe, New Mexico 87501

5. Confirmation. The Agreement is confirmed in all respects except as specifically amended by this Amendment Number 1.


CytoDyn, Inc.                                     Allen D. Allen



By:   /s/ Corinne Allen                           /s/ Allen D. Allen
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Its: Vice President of Business Development
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